SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  7/31/2007
FILE NUMBER 811-5686
SERIES NO.: 12

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                   9,306
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                                                     833
              Class C                                                   1,507
              Class R                                                      49
              Institutional Class                                         384

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                                  0.4642
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                  0.3556
              Class C                                                  0.3557
              Class R                                                  0.4252
              Institutional Class                                      0.5275

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                                  32,342
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                   3,570
              Class C                                                   7,578
              Class R                                                     243
              Institutional Class                                         759


74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                   14.88
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                   14.86
              Class C                                                   14.86
              Class R                                                   14.87
              Institutional Class                                       14.86